EXHIBIT  11

               FIRST ALBANY COMPANIES INC. AND SUBSIDIARIES
                    Computation of Per Share Earnings *
                 (In thousands, except per share amounts)
                                (unaudited)

                                                   Three Months Ended
                       December 31,    December 31,    December 31,   September 29,
                          1997            1996            1995           1995
                                                                          <C.
-----------------------------------------------------------------------------------

Basic:
Net income              $ 1,956         $ 5,500          $ 1,553        $ 3,350
===================================================================================

Weighted average number
 of shares outstanding
 during the period        5,731           5,508            5,504          5,463
===================================================================================

Net income per share    $  0.34         $  1.00          $  0.28       $   0.61
===================================================================================

Dilutive:
Net income              $ 1,956         $ 5,500          $ 1,553       $  3,350
===================================================================================

Weighted average number
 of shares outstanding
 during the period        5,731           5,508            5,504          5,463

Effective of dilutive
 common equivalent shares   558             419              380            257
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Weighted average shares and
 dilutive common equivalent
 shares for dilutive
 earnings per share       6,289           5,927            5,884          5,720
===================================================================================

Net income per share    $  0.31         $  0.93          $  0.26        $  0.59
===================================================================================

* All per share figures have been restated for all common stock dividends paid.